Exhibit 4.3

ANESIVA, INC.

AMENDMENT TO INDENTURE

AND AUTHORIZATION OF

$3,000,000

7% SENIOR NOTES DUE 2010

SUPPLEMENTAL INDENTURE

Dated as of April 2, 2009

To

INDENTURE

Dated as of April 2, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

i

Article 9. MISCELLANEOUS		18

Section 9.1	Trust Indenture Act Controls	18

Section 9.2	Governing Law	18

Section 9.3	Successors	19

Section 9.4	Severability	19

Section 9.5	Counterpart Originals	19

Section 9.6	Table of Contents, Headings, Etc	19

EXHIBITS
Exhibit A FORM OF NOTE

ii

AMENDMENT TO INDENTURE AND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 2, 2009 by and between Anesiva, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

The Company has heretofore executed and delivered to the Trustee an indenture, dated as April 2, 2009 (the “Base Indenture”, and together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of Securities.

The Company has not heretofore established or issued any series of Securities pursuant to the Base Indenture and no Securities are Outstanding.

The Company desires and has requested the Trustee pursuant to Sections 9.01(f) and 9.01(g) of the Base Indenture to join with it in the execution and delivery of this Supplemental Indenture in order to (i) amend the Base Indenture as provided herein, and, immediately thereafter, (ii) provide for the issuance of and establish the form and terms and conditions of the Notes (as defined below).

It is the intention of the Company that the amendments to the Base Indenture contained herein are to be made prior to the establishment of the form and terms of the Notes, and such amendments shall be considered part of the Base Indenture for any and all series of Securities the Company may issue, unless otherwise modified in a subsequent supplemental indenture.

The execution and delivery of this Supplemental Indenture has been duly authorized by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

In consideration of the foregoing, the Company and the Trustee agree as follows:

ARTICLE 1.

AMENDMENTS TO BASE INDENTURE

Section 1.1 Relationship with the Base Indenture

It is the intention of the Company that the amendments to the Base Indenture contained herein are to be made prior to the establishment of the form and terms of the Notes, and such amendments are hereby deemed to be part of the Base Indenture for any and all series of Securities the Company may issue, unless otherwise modified in a subsequent supplemental indenture. Accordingly, in acting under the Base Indenture, as amended hereby, the Trustee shall be accorded the rights, protections and immunities included herein.

Section 1.2 Amendments to the Base Indenture.

(a) The definitions of the “Responsible Officer” and “Securityholder”, “holders of Securities,” “registered holder” in Section 1.01 of the Base Indenture are replaced in their entirety by the following definition:

“Responsible Officer” when used with respect to the Trustee means any vice president, assistant vice president, assistant treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securityholder”, “holder of Securities”, “registered holder”, or other similar term, means the Person or Persons in whose name or names a particular Security is registered on the Security Register kept for that purpose in accordance with the terms of this Indenture.

(b) Section 2.05 of the Base Indenture shall be amended to add the following provision at the end thereof:

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(c) Section 4.01 of the Base Indenture shall be replaced in its entirety by the following provision:

The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Securities of that series at the time and place and in the manner provided herein and established with respect to such Securities. Payments of principal on the Securities may be made at the time provided herein and established with respect to such Securities by U.S. dollar check drawn on and mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or U.S. dollar wire transfer to, a U.S. dollar account if such Securityholder shall have furnished wire instructions to the Trustee no later than 15 days prior to the relevant payment date. Payments of interest on the Securities may be made at the time provided herein and established with respect to such Securities by U.S. dollar check mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or U.S. dollar wire transfer to, a U.S. dollar account if such Securityholder shall have furnished wire instructions in writing to the Security Registrar and the Trustee no later than 15 days prior to the relevant payment date.

(d) Section 4.02 of the Base Indenture shall be replaced in its entirety by the following provision:

So long as any series of the Securities remain Outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (i) Securities of that series may be presented for payment, (ii) Securities of that series may be presented as herein above authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by any officer authorized to sign an Officers’ Certificate and delivered to the Trustee, designate some other office or agency for such purposes or any of them. For purposes of satisfying the requirement to maintain an office or agency in New York, if at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at a corporate trust office of the Trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attn: Corporate Trust Administration-Anesiva, Inc.; provided, however, that in addition to the foregoing, all such notices, demands and presentations shall also be sent to the Corporate Trust Office of the Trustee located at 700 South Flower Street, Suite 500, Los Angeles, California, Attn: Corporate Unit-Anesiva, Inc., and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

(e) Section 5.03 of the Base Indenture is hereby deleted in its entirety and replaced with the following covenant:

The Company covenants and agrees to provide (which delivery may be via electronic mail) to the Trustee within 30 days, after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the Commission; and provided further, that so long as such filings by the Company are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR), or Interactive Data Electronic Applications (IDEA), or any successor system, such filings shall be deemed to have been filed with the Trustee for purposes hereof without any further action required by the Company; provided that an electronic link to such filing, together with an electronic notice of such filing have been sent to the Trustee.

Delivery of reports, information and documents to the Trustee under Section 5.03 is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(f) Section 6.06 of the Base Indenture shall be amended by replacing the proviso to the first sentence thereof with the following proviso:

“provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or subject the Trustee in its sole discretion to personal liability.”

(g) Section 7.02 of the Base Indenture shall be amended by deleting the word “and” after paragraph (f), replacing the period at the end of paragraph (g) with a semicolon and inserting the following paragraphs (h), (i) and (j) after paragraph (g):

(h) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(j) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(h) Section 7.02 of the Base Indenture shall be further amended by replacing the last paragraph thereof in its entirety with the following provision:

In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default until the Trustee shall have received written notification in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge.

(i) Section 7.06 of the Base Indenture shall be amended by inserting the following paragraph (c) at the end thereof:

To ensure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all funds or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(4) or (5), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law. The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

(j) Section 9.05 of the Base Indenture shall be replaced in its entirety with the following provision:

Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, shall receive an Officers’ Certificate or an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by the terms of this Article and that all conditions precedent to the execution of the supplemental indenture have been complied with; provided, however, that such Officers’ Certificate or Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Securities pursuant to Section 2.01 hereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall (or shall direct the Trustee to) transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register. Any failure of the Company to mail, or cause the mailing of, such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(k) Section 13.05 of the Base Indenture is hereby replaced in its entirety with the following provision:

This Indenture and each Security shall be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be performed in such state, without regard to the conflict of laws provisions thereof.

ARTICLE 2.

DESIGNATION OF THE NOTES; DEFINITIONS

Section 2.1 Designation of the Series.

Pursuant to the terms hereof and Sections 2.01 of the Base Indenture, the Company hereby creates a series of its Securities designated as the “7.00% Senior Notes due 2010” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 2.2 Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture (as amended hereby) will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee will not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (1) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company, (3) the due execution hereof by the Company or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 2.3 Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Base Indenture. For purposes of the Notes, the following terms have the meanings given to them in this Section 1.2:

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Supplemental Indenture in accordance with Section 3.4 hereof, as part of the same Series as the Initial Notes.

“Agent” means any Authentication Agent, Securities Registrar or paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Base Indenture” has the meaning set forth in the preamble to this Supplemental Indenture, as amended hereby and as may be subsequently amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Change of Control” means such time as:

(a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of the Company representing in the aggregate more than 50% of the Company’s issued and outstanding Voting Securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of the Company by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding Voting Securities of the Company;

(b) a merger, consolidation, reorganization, recapitalization or share exchange (whether or not the Company is the surviving and continuing entity) in which the stockholders of the Company immediately prior to such transaction receive, in exchange for securities of the Company owned by them (whether alone or together with cash, property or other securities), cash, property or securities of the resulting or surviving entity and as a result thereof persons who were holders of voting securities of the Company immediately prior to such transaction hold less than 50% of the issued and outstanding Voting Securities of the resulting or surviving entity;

(c) repayment of any amounts due under the 2009 Senior Securities;

(d) the Company shall commence any Insolvency Proceeding with respect to itself, or an involuntary Insolvency Proceeding shall be filed against the Company, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of the Company, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by the Company or is not dismissed within 60 days;

(e) the dissolution or termination of the business of the Company; or

(f) a “Change of Control” under, and as defined in, the 2009 Securities Purchase Agreement has occurred if, as a result thereof, the Company repays the 2009 Senior Securities.

“Change of Control Purchase Price” means, with respect to any Note submitted for purchase pursuant to Article 5 hereof, an amount equal to the principal amount of such Note being submitted for purchase multiplied by lesser of (a) seven, and (b) the multiple (which may be less than 1) of the principal amount of the 2009 Senior Securities at which the 2009 Senior Securities have been or are being repurchased in connection with the applicable Change of Control.

“Code” means the Internal Revenue Code of l986, as amended, and the regulations thereunder.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.2 hereof, substantially in the form of Exhibit A hereto except that such Note will not bear the Global Note Legend.

“Global Note Legend” means the legend set forth in Section 3.3(e), which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes, in the form of Exhibit A hereto issued in accordance with Section 3.2 hereof.

“Holder” means the Person or Persons in whose name or names a Note shall be registered on the Security Register kept for that purpose in accordance with the terms of this Indenture.

“Indirect Participant” means a person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means up to $3,000,000 aggregate principal amount of Notes issued under this Supplemental Indenture on or prior to the fourth Business Day after the expiration of the rights issued to the Company’s stockholders pursuant to the Rights Offering.

“Insolvency Proceeding” means with respect to a Person: (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors with respect to such Person or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under federal, state or foreign law, including the Bankruptcy Law, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession or other representative of another Person or such other Person’s estate.

“Maturity” means the date on which the principal amount of the Notes becomes due and payable as therein or herein provided, whether at Stated Maturity, on a Repurchase Date or by declaration of acceleration or otherwise.

“Participant” means, with respect to the Depositary, a person who has an account with the Depositary.

“Prospectus” means the prospectus filed by the Company with the Commission on April 2, 2009 (File No. 333-133337) and any amendments or supplements thereto prior to the expiration of the Rights Offering.

“Rights Offering” means the rights offering as described in the Prospectus.

“Significant Subsidiary” means each of the Company’s significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X as promulgated by the Commission.

“Supplemental Indenture” means this Supplemental Indenture, dated as of the date hereof, by and between the Company and the Trustee, amending the Base Indenture and governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

“2009 Senior Securities” means the 7% Senior Notes due 2009 issued by the Company pursuant to the 2009 Securities Purchase Agreement.

“2009 Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of January 20, 2009 among the Company, Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP, as such agreement may be amended, supplemented or otherwise modified from time to time.

Section 2.4 Other Definitions.

Term	Defined in Section
“Company Notice”	6.2
“DTC”	3.1
“Event of Default”	7.1
“Global Note Custodian”	3.1
“Notes”	3.1
“Repurchase Date”	6.1
“Repurchase Right”	6.1

ARTICLE 3.

FORM AND DATING, EXECUTION, TRANSFER AND EXCHANGE OF NOTES

Section 3.1 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture (as supplemented by this Supplemental Indenture) will govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon). Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Global Note Custodian in accordance with instructions given by the Holder thereof as required by Section 3.3 hereof. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. Any Global Notes shall be deposited with a custodian for the Depositary (the “Global Note Custodian”), which shall initially be the Trustee.

Section 3.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) an Event of Default has occurred and is continuing and the Securities Registrar has received a request from the Depositary for the issuance of Physical Securities in exchange for such Global Note or Global Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes will be issued in such names and in any approved denominations as the Depositary will instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.3 or Sections 2.08 or 2.11 of the Base Indenture, will be authenticated and delivered in the form of, and will be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.3(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.2(b) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions will be required to be delivered to the Securities Registrar to effect the transfers described in this Section 3.3(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.3(b)(1) above, the transferor of such beneficial interest must deliver to the Securities Registrar, any documents that may be required in accordance with the procedures of the Trustee, together with:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act of 1933, as amended, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.3(f) hereof; it being understood that in no event shall the Trustee or the Securities Registrar determine whether any such transfer complies with applicable securities laws.

(c) Transfer and Exchange of Definitive Notes for Beneficial Interests.

A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a written request for such an exchange or transfer, together with surrender of the Definitive Note to be exchanged or transferred, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of the Company’s order, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

A Holder of Definitive Notes may transfer such Notes to a person who takes delivery thereof in the form of a Definitive Note.

(d) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon a written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.3(d),

the Securities Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Securities Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Securities Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder will provide any additional required certifications, documents and information, as applicable.

(e) Legends. The following legends will appear on the face of all Global Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.3 OF SUCH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.3(A) OF SUCH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.08 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been repurchased or canceled in whole and not in part, such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.08 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or the Global Note Custodian to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Global Note Custodian to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon the Company’s order or at the Securities Registrar’s request.

(2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06 and 9.04 of the Base Indenture or Article 5 hereof).

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.

(5) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Base Indenture.

(6) All certifications, certificates and Opinions of Counsel required to be submitted to the Securities Registrar pursuant to this Section 3.3 to effect a registration of transfer or exchange may be submitted by facsimile.

(7) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, to examine the same to determine compliance on its face with the express requirements hereof, and to promptly notify the party delivering the same if such transfer does not comply with such terms.

(8) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.3 Issuance of Notes.

The Trustee shall authenticate and deliver the Initial Notes for original issue on or prior to the fourth Business Day after the expiration of the rights issued to the Company’s stockholders pursuant to the Rights Offering upon the request of the Company for the authentication and delivery thereof and satisfaction of the provisions of Section 2.04 of the Base Indenture. Such request shall specify the principal amount of the Initial Notes to be authenticated, the date on which the original issue of Initial Notes is to be authenticated, and the name or names of the initial Holder or Holders.

In addition, the Company will be entitled, upon the request of the Company for the authentication and delivery thereof and satisfaction of the provisions of Section 2.04 of the Base Indenture, to issue Additional Notes in an aggregate principal amount, together with the aggregate principal amount of the Initial Notes, not to exceed $3,000,000 under this Supplemental Indenture which will have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price. Such request shall specify the principal amount of the Additional Notes to be authenticated, the date on which the original issue of Additional Notes is to be authenticated, and the name or names of the initial Holder or Holders of such Additional Notes.

The Initial Notes and any Additional Notes issued will be treated as a single class for all purposes under this Supplemental Indenture.

ARTICLE 4.

REDEMPTION OF THE NOTES

Section 4.1 Optional Redemption.

The Notes are not redeemable at the option of the Company.

Section 4.2 Mandatory Redemption.

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 5.

PURCHASE OF NOTES AT THE OPTION OF

THE HOLDER UPON A CHANGE OF CONTROL

Section 5.1 Right to Require Repurchase.

If a Change of Control occurs, each Holder shall have the right (the “Repurchase Right”), at the Holder’s option, but subject to the provisions of Section 5.2 hereof, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Notes, or any portion of the principal amount thereof, on the date (the “Repurchase Date”) that is no earlier than 20 days, and no later than 35 days, after the date of the Company Notice at a purchase price equal to Change of Control Repurchase Price, plus interest accrued and unpaid to, but excluding, the Repurchase Date.

Section 5.2 Notices; Method of Exercising Repurchase Right, Etc.

(a) On or before the tenth (10th) day after the occurrence of a Change of Control, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Notes, notice (the “Company Notice”) of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee and any paying agent.

(b) Each notice of a repurchase right shall state:

(1) the events giving rise to the Change of Control,

(2) the date of the Change of Control,

(3) the last date by which the Repurchase Right must be exercised,

(4) the Change of Control Purchase Price,

(5) the Repurchase Date,

(6) the name and address of the paying agent, if applicable, and

(7) a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Notes are to be surrendered for payment of the Repurchase Price and accrued interest, if any,

Concurrently with providing such notice, the Company shall publish a notice containing the same information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as we may use at that time.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of the Notes. If any of the foregoing provisions or other provisions of this Article 5 are inconsistent with applicable law, such law shall govern.

(c) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the twentieth (20th) day (or such greater period as may be required by applicable law) after the date of the Company Notice (1) the “Form of Change of Control Repurchase Notice” attached to the reverse side of the Note or written notice of the Holder’s exercise of such right, which notice shall set forth the certificate numbers of the Notes to be repurchased, the portion of the principal amount thereof to be repurchased (and if applicable, the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (2) the Notes with respect to which the repurchase right is being exercised. The exercise of a Repurchase Right shall be irrevocable.

(d) On or before the Repurchase Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the terms hereof, (ii) deposit with the Trustee or the paying agent, an amount equal to the aggregate Change of Control Purchase Price, together with accrued and unpaid interest thereon to the Repurchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company.

(e) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate then in effect per annum.

(f) Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(g) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Company, which shall dispose of the same as provided in Section 2.08 of the Base Indenture.

ARTICLE 6.

DEFAULTS AND REMEDIES FOR THE NOTES

Section 6.1 Events of Default.

(a) Whenever used in the Indenture with respect to the Notes, “Events of Default” means any one or more of the following events that has occurred and is continuing:

(1) the Company fails to pay the principal of or any interest or premium on the Notes when due;

(2) the Company fails to provide a Company Notice in accordance with Section 6.2 hereof;

(3) the Company fails to perform any other covenant in the Indenture and that failure continues for 60 days after written notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of outstanding Notes;

(4) the 2009 Senior Securities have been accelerated due to an event of default thereunder and such acceleration is not annulled or rescinded within 30 days after written notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5) the holders of the 2009 Senior Securities foreclose on or enforce their security interest in the collateral securing the 2009 Senior Securities;

(6) the Company fails to pay the principal amount of (and premium, if any, on), or interest on 2009 Senior Securities when due and such failure continues for 30 days or more following the expiration of any applicable grace period; and

(7) the Company or any Significant Subsidiary shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against the Company or any Significant Subsidiary, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of the Company or any Significant Subsidiary, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by the Company or such Subsidiary as applicable or is not dismissed within sixty (60) days; or the dissolution or termination of the business of the Company or any Significant Subsidiary.

(b) In each and every such case (other than an Event of Default specified in clause (7) above), unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal of (and premium, if any, on) and accrued and unpaid interest on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in clause (7) above occurs, the principal of (and premium, if any, on) and accrued and unpaid interest on all the Notes shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders.

(c) At any time after the principal of (and premium, if any, on) and accrued and unpaid interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Notes then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06 of the Base Indenture, (ii) any and all Events of Default under the Indenture with respect to the Notes, other than the nonpayment of principal on (and premium, if any, on) and accrued and unpaid interest on the Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06 of the Base Indenture, and (iii) any amounts owed to the Trustee pursuant to Section 7.06 of the Base Indenture shall have been paid. For purposes hereof, if a Change of Control has occurred, premium shall include the Change of Control Purchase Price applicable to any Note, irrespective of whether the Holder has exercised its Repurchase Right.

(d) No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(e) In case the Trustee shall have proceeded to enforce any right with respect to the Notes and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

(f) The provisions of this Section 6.1 shall supersede the provisions of Section 6.01 of the Base Indenture with respect to the Notes.

ARTICLE 7.

SUPPLEMENTAL INDENTURES RELATING TO THE NOTES

Section 7.1 Supplemental Indentures Without the Consent of Holders.

The Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Holders, for one or more of the following purposes:

(a) cure any ambiguity, omission, defect or inconsistency or conform the Indenture or the Notes to the Description of Notes contained in the Prospectus;

(b) comply with Article Ten of the Base Indenture;

(c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d) add guarantees with respect to the Notes;

(e) secure any Notes;

(f) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(g) make any change that does not materially adversely affect the rights of any Holder;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor trustee; or

(i) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act.

In addition, without notice to or the consent of any Holder of a Note, the Base Indenture may be amended or supplemented with regards to any series of Securities (other than the Notes) as set forth in Section 9.01 of the Base Indenture.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.2 hereof or Section 9.02 of the Base Indenture.

Section 7.2 Supplemental Indentures with Consent of Holders.

Notwithstanding Section 9.02 of the Base Indenture, with the consent (evidenced as provided in Section 8.01 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 of the Base Indenture the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Note then Outstanding and affected thereby, (a) reduce the principal amount thereof, or reduce the rate of interest thereon, (b) reduce the Change of Control Purchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to pay the Change of Control Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise, (c) change the place or currency of payment of principal or interest in respect of any Note, (d) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due date therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or (e) modify any of the provisions of this Section 7.1 except to increase any required percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for the consent of the Holders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

ARTICLE 8.

SATISFACTION AND DISCHARGE OF THE NOTES

Section 8.1 Limitations on Satisfaction and Discharge.

Notwithstanding Article XI of the Base Indenture, the Company may not satisfy and discharge the Indenture with respect to the Notes pursuant to Section 11.01(a) of the Base Indenture or discharge its obligations in respects to the Notes pursuant to Section 11.02 of the Base Indenture prior to Maturity of the Notes.

ARTICLE 9.

MISCELLANEOUS

Section 9.1 Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Supplemental Indenture by the TIA, such required or deemed provision shall control.

Section 9.2 Governing Law.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE BASE INDENTURE, THE BASE INDENTURE, THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 9.3 Successors.

All agreements of the Company in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 9.4 Severability.

In case any provision in this Supplemental Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 9.5 Counterpart Originals.

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.6 Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of April 2, 2009

ANESIVA, INC.

By:	/s/ John H. Tran
Name:	John H. Tran
Title:	VP, Finance & Chief Accounting Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President

EXHIBIT A

(Face of Note)

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Supplemental Indenture]

CUSIP:

7% Senior Notes due 2010

No.	$

ANESIVA, INC.

promises to pay to                      or registered assigns, the principal sum of $         on April 28, 2010.

Dated:

ANESIVA, INC.

By:
Name:
Title:

By:
Name:
Title:

Date of Authentication:

This is one of the Global

Notes referred to in the

within-mentioned Supplemental Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Name:
Title:

(Back of Note)

7% Notes due 2010

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Anesiva, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7% per annum from the date hereof until Maturity; provided that upon the occurrence and during the continuance of an Event of Default, the interest rate shall increase to 14% per annum. Accrued interest will be payable at Maturity. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

2. METHOD OF PAYMENT. Principal (and any premium) and interest on the Notes will be payable at the office or agency of the paying agent and Securities Registrar or, at the option of the Company, payment of principal (and any premium) and interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes or, to the extent a Holder shall have provided to the Company or a paying agent wire transfer instruction, by wire transfer in immediately available funds pursuant to such instructions; provided that payment by wire transfer of immediately available funds will be required with respect to principal of (and premium, if any, on) and interest on all Global Notes. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND SECURITIES REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as paying agent and Securities Registrar. The Company may change any paying agent or Securities Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. This Note is one of a duly authenticated Series of securities of the Company issued and to be issued in one or more Series under an indenture (the “Base Indenture”), dated as of April 2, 2009 between the Company and the Trustee, as amended by the Supplemental Indenture, dated as of April 2, 2009, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture will govern and be controlling. The Company will be entitled to issue Additional Notes pursuant to Section 3.4 of the Supplemental Indenture.

5. OPTIONAL REDEMPTION. The Notes are not redeemable at the option of the Company.

6. MANDATORY REDEMPTION. Except as set forth in paragraph 7, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7. REPURCHASE UPON A CHANGE OF CONTROL. If a Change of Control occurs, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to Article 5 of the Supplemental Indenture at a purchase price per Note equal to Change of Control Repurchase Price plus accrued and unpaid interest, if any, to the date of purchase (the “Repurchase Date”). A notice of such Change of Control will be mailed within 10 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. On and after the Repurchase Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the repurchase price.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. Notes may be transferred or exchanged as provided in the Indenture. The Securities Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes. Without notice to or the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to (i) cure any ambiguity, omission, defect or inconsistency or conform the Indenture or the Notes to the Description of Notes contained in the prospectus filed by the Company with the Commission on April 2, 2009 (File No. 333-133337); (ii) comply with Article Ten of the Base Indenture; (iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (iv) add guarantees with respect to the Notes; (v) secure any Notes; (vi) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company; (vii) make any change that does not materially adversely affect the rights of any Holder; (viii) to evidence and provide for the acceptance of appointment hereunder by a successor trustee; or (ix) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act.

In addition, without notice to or the consent of any Holder of a Note, the Indenture may be amended or supplemented with regards to any series of Securities (other than the Notes) as set forth in Section 9.01 of the Base Indenture.

11. DEFAULTS AND REMEDIES. If an Event of Default relating to the payment of interest or principal involving the Notes has occurred and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes outstanding may declare the entire principal of (and premium, if any, on) all of the outstanding Notes, and any accrued interest, to be due and payable immediately.

12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes, and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14. AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to:

Anesiva, Inc.

650 Gateway Boulevard

South San Francisco, California 94080

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF CHANGE OF CONTROL REPURCHASE NOTICE

If you wish to have a portion of this Note purchased by the Company pursuant to Article 5 of the Supplemental Indenture, complete this form and deliver to the Trustee no later than the twentieth (20th) day (or such greater period as may be required by applicable law) after the date of the Company Notice, together with the Note with respect to which the Repurchase Right is being exercised.

State the amount (in principal amount) to be repurchased: $                    .

State the certificate number of the Note to be repurchased:                     .

If applicable, state the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered:                                                              .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.